Exhibit 5.1

812 San Antonio Street Suite 600 Austin, Texas 78701 Tel 512 • 583 • 5900 Fax 512 • 583 • 5940

October 5, 2018

Business First Bancshares, Inc.

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

Re:      Business First Bancshares, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Business First

/s/ Fenimore, Kay, Harrison & Ford, LLP

FENIMORE, KAY, HARRISON & FORD, LLP

Bancshares, Inc., a Louisiana corporation (the “Company”), in connection with certain legal matters with respect to the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement contemplates the offering of up to 1,679,608 shares (the “Shares”) of the Company’s common stock, par value $1.00 (“Common Stock”), pursuant to that certain Agreement and Plan of Reorganization, dated June 1, 2018, (the “Reorganization Agreement”) by and between the Company and Richland State Bancorp, Inc. (“Richland State”).

In connection with rendering the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Articles of Incorporation of the Company, as amended to date and currently in effect, (c) the Bylaws of the Company, as amended to date and currently in effect, and (d) certain resolutions of the Board of Directors of the Company relating to the transactions described in the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of the corporate records made available to us by the Company. We have also assumed that the Shares will be issued against receipt of valid consideration under applicable law and that the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued and sold by the Company, when issued, sold, delivered and paid for as contemplated by the Reorganization Agreement and the Registration Statement, will be validly issued, fully paid and nonassessable.

Business First Bancshares, Inc.

October 5, 2018

This opinion is based on the laws of the State of Louisiana and applicable federal law, and we express no opinion on the laws of any other jurisdiction. No opinion may be inferred or implied beyond the matters expressly stated herein. This opinion speaks only as of its date and we undertake no obligation to advise you of any change in any matter set forth in this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Fenimore, Kay, Harrison & Ford, LLP
FENIMORE, KAY, HARRISON & FORD, LLP